[Olsten Corporation Letterhead]

                              July 6, 1994

The Olsten Corporation
The Olsten Building
One Merrick Avenue
Westbury, New York 11590

          Re:  The Olsten Corporation -- Registration
               Statement on Form S-3

Ladies and Gentlemen:

          Reference is made to the Registration Statement on Form S-3 (the "Registration Statement") being filed on behalf of The Olsten Corporation, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the distribution of up to 567,000 shares (the "Registered Shares") of the Company's common stock, $0.10 par value per share, which may be offered and sold from time to time by, and for the account of, certain stockholders of the Company. Of the Registered Shares, 552,000 shares (the "Plan Shares") have been granted to certain officers, key employees and others pursuant to the Company's Incentive Restricted Stock Plan (the "Plan") and 15,000 shares (the "Non-Plan Shares") have been granted to certain directors of the Company not pursuant to any stock plan.

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The Olsten Corporation
July 6, 1994
Page 2

          The undersigned, who is the General Counsel of the Company, has examined such documents and made such other investigations as he has deemed necessary or advisable for purposes of this opinion.

          Based on the foregoing, the undersigned is of the opinion that: (1) the Registered Shares have been duly authorized; and (2) each Registered Share, when fully vested in accordance with the terms of the grant thereof, whether pursuant to the Plan (in the case of the Plan Shares) or otherwise (in the case of the Non-Plan Shares), and when issued and delivered as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

          The undersigned is a member of the Bar of the States of New York, Illinois, North Carolina and Connecticut and is not licensed or admitted to practice law in any other jurisdiction, and does not hold himself out as an expert on, and expresses no opinion with respect to, the laws of any jurisdiction other than New York, Illinois, North Carolina and Connecticut and the general corporate laws of the State of Delaware, and the federal law of the United States of America.

          This opinion is solely for the benefit of the addressee hereof and may not be relied upon by any other person without the prior written consent of the undersigned.

          The undersigned hereby consents to the filing of this opinion as an exhibit to the Registration Statement and to the use of his name under the caption "Legal Matters" in the prospectus contained in the Registration Statement.

                              Very truly yours,


                              /s/William P. Costantini
                              William P. Costantini